                                                                    EXHIBIT 10.1


                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") entered into as of this 1st day of January , 1999, between College Directory Publishing Corporation (the "Company"), and Michael S. Paul (the "Executive").

     WHEREAS, the Company desires to employ the Executive and to ensure the continued availability to the Company of the Executive's services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

     1.   Term of Employment.
          ------------------

          (a)  Term.  The Company hereby employs the Executive, and the
               ----
     Executive hereby accepts employment with the Company for a period commencing on the date of this Agreement and ending upon the earlier of (i) three years from the date of the Company completing an initial public offering of its securities ("IPO"), or (ii) five years from the date of this Agreement. As used in this Agreement, the term IPO means the closing of a registered public offering of securities in which the Company receives gross proceeds of at least $5,000,000 or the closing of a merger or similar transaction with a public company which is required to file reports with the Securities and Exchange Commission.

          (b)  Continuing Effect.  Notwithstanding any termination of this
               -----------------
     Agreement except for termination under Section 5(c), at the end of the Term or otherwise, the provisions of Sections 6 and 7 shall remain in full force and effect and the provisions of Section 7 shall be binding upon the legal representatives, successors and assigns of the Executive.

     2.   Duties.
          ------

          (a)  General Duties.  The Executive shall serve as chief executive
               --------------
     officer of the Company, with duties and responsibilities that are customary for such executives. The Executive will also perform services for such subsidiaries as may be necessary. In addition to the foregoing duties, the Executive shall have those duties and rights and the authority referred to in that certain Agreement entered into on May 4, 1998 among Mark Golden, M.G. Management, Inc. and certain other parties (the "Golden Agreement"), a copy of which is in file at the offices of the Company and the amendment to the Golden Agreement entered into as of February 12, 1999 a copy of which is file at the offices of the Company. The Executive will use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. In determining whether or not the Executive has used his best efforts hereunder, the Executive's and the Company's delegation of authority and all surrounding circumstances shall be taken into account and the best efforts of the Executive shall not be judged solely on the Company's earnings or other results of the Executive's performance.

          (b)  Devotion of Time.  Subject to the last sentence of this Section
               ----------------
     2(b), the Executive shall devote all of his time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. The Executive shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the board of directors of the Company; provided, that the Executive shall be permitted to devote a limited amount of his time, without compensation, to professional, charitable or similar organizations.

          (c)  Location of Office:  Except for usual and customary business
               ------------------
     travel, the Executive's principal business office shall be in Conshohocken, Pennsylvania. In no event shall the Company relocate its principal offices to any area outside a 50 mile radius of its current location without the Executive's express written consent.

     3.   Compensation and Expenses.
          -------------------------

          (a)  Salary.  For the services of the Executive to be rendered under
               ------
     this

     Agreement, the Company shall pay the Executive an annual salary of $115,000 (the "Base Salary") which Base Salary shall be increased each year by an amount equal to the greater of (i) 3% in excess of the prior year's Base Salary, or (ii) the cost of living increase based upon the Consumer Price Index calculated upon the commencement of each year of the Agreement using the prior month as the measuring month published by the Bureau of Labor Statistics (or similar successor index). At such time as the Company completes an IPO, the Base Salary shall be increased to $150,000. The Consumer Price Index increase calculation shall be calculated as follows:

          Commencing with the one year anniversary of the commencement of the term and the beginning of each year thereafter during the term of this Agreement, the Executive's annual salary shall be adjusted in accordance with the Consumer Price Index, all Urban Consumers issued by the Bureau of Labor Statistics of the U.S. Department of Labor using the years 1982-84 as a base of 100 (the "Index"). At the commencement of the second year, and of each year thereafter, the Executive's adjusted Base Salary shall be multiplied each year by a fraction, the numerator of which shall be the published Index number for the month preceding the commencement of the new year, i.e. November 1999, and the
                                        ---
          denominator of which shall be the published Index number for the month of November, 1998. The resulting increase to the Executive's Base Salary shall be added to the prior year's Base Salary and become a part thereof for the current year. In the event that the

          Index herein referred to ceases to be published during the term of this Agreement, or if a substantial change is made in the method of establishing such Index, then the determination of the adjustment in the Executive's compensation shall be made with the use of such conversion factor, formula or table as may be published by the Bureau of Labor Statistics, or if none is available, the parties shall accept comparable statistics on the cost of living in the United States as shall then be computed and published by an agency of the United States, or if not by a respected financial periodical selected by the Company.

          (b)  Expenses.  In addition to any compensation received pursuant to
     Section 3(a) and (c), the Company will reimburse or advance funds to the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly accounts for such expenses to the Company in accordance with the Company's practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to executive officers.

          (c)  Incentive Bonus. The Executive shall be eligible to receive an
               ---------------
               annual bonus in an amount to be determined by a majority of the Company's independent directors.

          (d)  Signing Bonus.  In order to induce the Executive to enter into
               -------------
     this Agreement and subject to the Executive being employed by the Company as of January 1, 1999, the Company shall pay the Executive on or after January 1, 1999 $30,000.

          (d)  Tax Offset Bonus.  The Company shall pay to the Executive a sum
               ----------------
     equal to the gross taxes including penalties and interest, if any, required to be paid by the Executive in connection with the purchase by the Company of College Directory Publishing, Inc. as of June 10,1998. The bonus shall be paid prior to April 1, 1999. In connection with the calculation of such tax off-set bonus, the alternative minimum tax credit of the Executive shall not off-set the amount of taxes due.

          (e)  IPO Bonus. At such time as the Company closes an IPO, the Company
               ---------
     shall pay the Executive an amount equal to the product of (i) $35,000 times
     (ii) the number of days that elapse following December 31, 1998 divided by
     365. Such amount shall not accrue and the Executive shall only be entitled to this amount as a bonus if the Company closes an IPO.

     4.   Benefits.
          --------

          (a)  Vacation. For each 12-month period during the Term, the Executive
               --------
     will be entitled to three weeks of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit. Any unused vacation will be paid for by the Company in addition to regular salary at the annual rate in effect during 12 month period.

          (b)  Employee Benefit Programs. The Executive is entitled to
               -------------------------
     participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its executive officers, including programs of life and medical insurance and reimbursement of membership fees in civic, social and professional organizations. The Company shall provide disability insurance for the Executive or reimburse the Executive for disability insurance covering the Executive's disability which insurance shall have only a 30-day waiting period.

          (c)  Insurance. The Company shall provide to Executive a $1,000,000
               ---------
     key man life insurance policy. The Company shall pay the premiums on the policy and assign the benefits of the policy to those person(s) or entity(ies) the Executive directs as beneficiary(ies). The Company shall also pay premiums on the Company's medical insurance policy covering Executive and Executive's dependents and pay the premiums on disability insurance in an amount equal to the maximum allowed by the insurance company.

          (d)  Automobile.  The Company shall pay for the current or equivalent
               ----------
     automobile lease and insurance payments and pay for or reimburse the Executive for all related automobile expenses upon receipt of written documentation thereof. At the end of the Executive's current automobile lease, the Executive shall receive reimbursement of (i) automobile lease of up to $600 per month, and (ii) the cost of insurance for such automobile.

     5.   Termination.
          -----------

          (a)  Termination for Cause.  The Company may terminate the Executive's
               ---------------------
     employment pursuant to the terms of this Agreement at any time for cause by giving written notice of termination. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, the Executive shall have no right to compensation, bonus or reimbursement under Section 3, or to participate in any employee benefit programs under Section 4, except as provided by law, for any period subsequent to the effective date of termination. For purposes of this
     Section 5(a), "cause" shall mean: (i) the Executive is convicted of a felony which is related to the Executive's employment or the business of the Company; (ii) the Executive, in carrying out his duties hereunder, has been found in a civil action to have committed gross negligence or intentional misconduct resulting in either case in material harm to the Company; or (iii) the Executive has been found in a civil action to have materially breached any provision of Section 6 or Section 7 and to have caused material harm to the Company. The term "found in a civil action" shall not apply until all appeals permissible under the applicable rules of procedure or statutes have been determined and no further appeals are permissible.

          (b)  Death or Disability. Except as otherwise provided in this
               -------------------
     Agreement, it shall terminate upon the death, or disability of the Executive. For purposes of this Section 5(b), "disability" shall mean that for a period of four consecutive months in any 12-month period the Executive is incapable of substantially fulfilling the duties set forth in
     Section 2 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. In the event of death of the Executive, the Executive's estate shall receive the Executive's compensation and benefits for the remainder of the term of this Agreement or 24 months whichever is greater.

          (c)  Special Termination. In the event that (i) the Executive, with or
               -------------------
     without change in title or formal corporate action, shall no longer exercise all of the duties and responsibilities and shall no longer possess substantially all the authority set forth in Section 2; or (ii) the Company materially breaches this Agreement or the performance of its duties and obligations hereunder; or (iii) any entity or person not now an executive officer or director (or spouse) of the Company becomes either individually or as part of a group the beneficial owner of 30% or more of the Company's common stock, in any such event the Executive, by written notice to the Company, may elect to deem the Executive's employment hereunder to have been terminated by the Company without cause, in which event the Executive shall be entitled at the time of termination to be paid an amount equal to three years compensation and benefits as defined under this Agreement pursuant to Sections 3 and 4 herein for such three-year period and all of Executive's remaining unvested options shall vest immediately upon such termination. In such event, the Executive, by written notice to the Company, may elect to refuse all further obligations of the Company under Sections 3 and 4 and to release the Company with respect thereto, in which event the Company shall release the Executive from the provisions of Section 6.

     6.   Non-Competition Agreement.
          -------------------------

          (a)  Competition with the Company.  Until termination of his
               ----------------------------
     employment and for a period of 12 months commencing on the date of termination, the Executive, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, will not compete with the Company or any of its affiliates in the offer, sale or marketing of products or services that are competitive with the products or services offered by the Company, within any metropolitan area in the United States or elsewhere in which the Company is then engaged in the offer and sale of competitive products or services; provided, however, the foregoing shall not prevent Executive from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the Company's business (the "Prohibited Business") if Executive's employment is totally unrelated to the Prohibited Business;

     provided, further, the foregoing shall not prohibit Executive from owning up to 5% of the securities of any publicly-traded enterprise provided Executive is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise.

          (b)  Solicitation of Customers.  During the periods in which the
               -------------------------
     provisions of Section 6(a) shall be in effect, the Executive, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company. For purposes of this Section 6(b), the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its affiliates sold or provided goods or services during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer.

          (c)  No Payment.  The Executive acknowledges and agrees that no
               ----------
     separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 6.

     7.   Non-Disclosure of Confidential Information.
          ------------------------------------------

          (a)  Confidential Information. Confidential Information includes, but
               ------------------------
     is not limited to, trade secrets as defined by the common law in Pennsylvania or any future Pennsylvania statute, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software (including, but not limited to, computer programs developed, improved or modified by the Company for or on behalf of the Company for use in the Company's business, and source code), information and data relating to the development, research, testing, manufacturing, costs, marketing and uses of the Products (as defined herein), the Company's budgets and strategic plans, and the identity and special needs of customers for the Products, databases, data, all technology relating to the Company's college and university directory and Internet businesses, systems, methods of operation, customer lists, customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's employees and former employees. Confidential Information also includes, without limitation, Confidential Information received from the Company's subsidiaries and affiliates. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the Executive, (ii) information set forth in the written records of the Executive prior to disclosure to the Executive by or on behalf of the Company, and (iii) information which is lawfully obtained by the Executive in writing from a third party (excluding any affiliates of the Executive) who did not acquire such confidential information or trade secret, directly or indirectly, from Executive or the Company. As used herein, the term "Products" shall include all computer software researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put in to use by the Company, together with all services provided by the Company during the term of Executive's employment.

          (b)  Legitimate Business Interests.  The Executive recognizes that the
               -----------------------------
     Company has legitimate business interests to protect and as a consequence, the Executive agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets as defined in Section 7(b), (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information; (iii) substantial relationships with specific prospective or existing customers or clients; (iv) customer or client goodwill associated with the Company's business; and (v) specialized training relating to the Company's technology, methods and procedures.

          (c)  Confidentiality.  For a period of three years, the Confidential
               ---------------
     Information shall be held by the Executive in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with Executive's employment by the Company. The Executive further acknowledges that such Confidential Information as is acquired and used by the Company or its affiliates is a special, valuable and unique asset. The Executive shall exercise all due and diligence precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Executive shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company's premises except to the extent necessary to his employment and then only with the authorization of an officer of the Company. All records, files, materials and other Confidential Information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its customers, as the case may be. The Executive shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an executive officer of the Company (excluding the Executive, if applicable).

     8.  Equitable Relief.
         ----------------

         (a) The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior consent of the board of directors of the Company, shall leave his employment for any reason and take any action in violation of

     Section 6 or Section 7, the Company will be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in
     Section 8(b) below, to enjoin the Executive from breaching the provisions of Section 6 or Section 7. In such action, the Company will not be required to plead or prove irreparable harm or lack of an adequate remedy at law. Nothing contained in this Section 8 shall be construed to prevent the Company from seeking such other remedy in arbitration in case of any breach of this Agreement by the Executive, as the Company may elect.

          (b) Any proceeding or action must be commenced in Pennsylvania. The Executive and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Executive and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Executive or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

     9.   Assignability.  The rights and obligations of the Company under this
          -------------
Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

     10.  Severability.
          ------------

          (a) The Executive expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this

     Agreement.

          (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

     11.  Notices and Addresses.  All notices, offers, acceptance and any other
          ---------------------
acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

     To the Company:     College Directory Publishing
                         Corporation
                         1000 Conshohocken Road, 4th Floor
                         Conshohocken, PA 19428
                         Facsimile: (610)940-1520

     With a Copy to:     Michael D. Harris, Esq.
                         Michael Harris, P.A.
                         1645 Palm Beach Lakes, Blvd.
                         Suite 550
                         West Palm Beach, FL  33401
                         Facsimile (561)478-1817

     With a Copy to:     Alan L. Frank, Esquire
                         Frank & Rosen

                         1835 Market Street, Suite 320
                         Philadelphia, PA 19103
                         Facsimile (215)864-2929


     To the Executive:   Mr. Michael S. Paul
                         4055 Arbour Circle
                         Lafayette Hill, P.A. 19444



or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

     12.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

     13.  Arbitration. Except for a claim for equitable relief, any controversy,
          -----------
dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Philadelphia, Pennsylvania the parties agree in writing to a different location), before the arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

     14.  Attorney's Fees.  In the event that there is any controversy or claim
          ---------------
arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

     15.  Governing Law. This Agreement and any dispute, disagreement, or issue
          -------------
of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Pennsylvania without regard to choice of law considerations.

     16.  Entire Agreement.  This Agreement constitutes the entire Agreement
          ----------------
between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

     17.  Additional Documents. The parties hereto shall execute such additional
          --------------------
instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

     18.  Section and Paragraph Headings.  The section and paragraph headings in
          ------------------------------
this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     19.  Prior Agreement.  The prior Employment Agreement among The Publishing
          ---------------
Company of North America, Inc., New College Directory Publishing, Inc., and the Executive dated June 21, 1998 is null and void.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

                                           COLLEGE DIRECTORY PUBLISHING
                                           CORPORATION

_________________________

                                     /s/ John S. Rafanello
_________________________         By:_______________________________
                                     John S. Rafanello, President and Chief
                                     Operating  Officer



_________________________

                                         /s/ Michael S. Paul
_________________________         __________________________________
                                             Michael S. Paul